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                                                                     EXHIBIT 4.1

                       NUCENTRIX BROADBAND NETWORKS, INC.

                           FIRST AMENDED AND RESTATED
                           1999 SHARE INCENTIVE PLAN

         1. PURPOSE. The Nucentrix Broadband Networks, Inc. 1999 Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors, officers, and key employees of, and consultants to, Nucentrix Broadband Networks, Inc. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the common stock, par value $.001 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company's directors, officers, key employees and consultants to those of its other stockholders.

         2. ADMINISTRATION.

                  (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

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                  (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

                  (c) Notwithstanding the foregoing, the Board of Directors shall have the authority to make grants of Benefits under the Plan to directors of the Company who are not employees of the Company or its subsidiaries, on such terms and conditions as the Board of Directors shall determine in its sole discretion.

         3. PARTICIPANTS. Participants will consist of such directors, officers and key employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

         4. TYPE OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options and (b) Stock Appreciation Rights (each as described below, and collectively, the "Benefits"). Benefits may, as determined by the Committee in its discretion, constitute Performance-Based Awards (as defined in Section 8 hereof). Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

         5. COMMON STOCK AVAILABLE UNDER THE PLAN.

                  (a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 10 hereof, the maximum number of shares of Common Stock that may be delivered to participants (including permitted assignees) and their beneficiaries under this Plan shall be equal to nine hundred thousand (900,000) shares of Common Stock, which may be authorized and unissued or treasury shares. Any shares of Common Stock covered by a Benefit (or portion of a Benefit) granted under the Plan, which is forfeited or canceled, expires or, in the case of a Benefit other than a Stock Option, is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan.


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                  (b) If any shares of Common Stock are tendered to the
Company, either actually or by attestation or withholding, as full or partial payment of the exercise price or any tax withholding in connection with the exercise of a Stock Option or Stock Appreciation Right or the vesting of any other Benefit granted under this Plan, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. This Section 5(b) shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining (x) the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan or (y) the maximum number of shares of Common Stock that may be delivered through Stock Options under the Plan.

         6. STOCK OPTIONS. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Stock Options may constitute Performance-Based Awards, as described in Section 8 hereof. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

                  (a) EXERCISE PRICE. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant, but in no event may the per-share exercise price of any Stock Option be less than the fair market value of the underlying shares on the date of grant.

                  (b) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. The Committee may, at the time of grant or thereafter, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company.

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Restoration Stock Options (i) shall be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value on the date the Restoration Stock Option is granted, and (iii) shall have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

                  (c) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

                  (d) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option. No Incentive Stock Option may be granted after ten years after the Plan has been approved by the Board of Directors, the Committee or the stockholders of the Company, whichever is earlier.

         7. STOCK APPRECIATION RIGHTS.

                   (a) The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which may be less than the Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock


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Option, the designated Fair Market Value in the award agreement may be the Fair
Market Value on the date such Stock Option was granted. Stock Appreciation Rights may constitute Performance-Based Awards, as described in Section 8 hereof. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

                  (b) Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

         8. PERFORMANCE-BASED AWARDS.

                  (a) For purposes of this Section 8 "Covered Employee" shall have the meaning given to such term under Section 162(m) of the Code. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given individual will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance-Based Awards, who is likely to be a Covered Employee with respect to that fiscal year.

                  (b) For purposes of this Section 8 "Performance-Based Award" shall mean any Benefit the grant, exercise or settlement of which is subject to one or more of the performance standards set forth in this Section 8. Additionally, Performance-Based Award shall mean any Stock Option or Stock Appreciation Right granted to a Covered Employee if the exercise price (with respect to such Benefit) equals or exceeds fair market value.

                  (c) For purposes of this Section 8 "Qualified Member" means a member of the Committee who is an "outside" director within the meaning of
Section 162(m) of the Code.

                  (d) At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to a Benefit intended by the Committee to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, participants, beneficiaries, transferees or other persons claiming rights from or through a participant, and shareholders.



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                  (e) In each calendar year during any part of which the Plan is in effect, a participant may not be granted Benefits relating to more than 350,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10, under each of Sections 6 and 7 with a maximum limitation of 350,000 shares of Common Stock in the aggregate. If a Stock Option is canceled, the canceled Stock Option continues to be counted against the maximum number of shares for which Stock Options may be granted to the participant under the Plan, as set forth in this Section 8(e). If, after grant, the exercise price of a Stock Option is reduced, the transaction is treated as a cancellation of the Stock Option and a grant of a new Stock Option for purposes of this Section 8(e). In such a case, both the Stock Option that is deemed to be canceled and the Stock Option that is deemed to be granted reduce the maximum number of shares for which Stock Options may be granted to the Covered Employee under the Plan, as set forth in this Section 8(e). Such cancellation will likewise occur in the case of a Stock Appreciation Right where, after the Benefit is granted, the base amount on which stock appreciation is calculated is reduced.

                  (f) The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of a Performance-Based Award that is not mandatory under the Plan; provided, however, that notwithstanding any other provision of the Plan the Committee shall not have any discretion to accelerate, waive or modify any term or condition of a Benefit that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code if such discretion would cause the Performance-Based Award not to so qualify.

                  (g) The right of a participant to exercise or receive a grant or settlement of any Benefit, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

                  (h) If the Committee determines that a Performance-Based Award to be granted to a participant who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance-Based Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(h).

                           (i) The performance goals for such Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(h). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance-Based Awards shall be granted, exercised and/or settled upon achievement of any one


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         performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance-Based Awards. Performance goals may differ for Performance-Based Awards granted to any one participant or to different participants.

                           (ii) One or more of the following business criteria for the participant, Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (i) net sales, (ii) pretax income before allocation of company overhead and bonus, (iii) budget, (iv) earnings per share, (v) net income, (vi) division, group or company financial goals, (vii) return on stockholders' equity, (viii) return on assets, (ix) attainment of strategic and operational initiatives, (x) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company, (xi) market share, (xii) gross profits, (xiii) earnings before interest and taxes, (xiv) earnings before interest, taxes, dividends and amortization, (xv) economic value-added models and comparisons with various stock market indices, (xvi) reductions in costs or (xvii) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

                           (iii) Achievement of performance goals in respect of such Performance-Based Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance-Based Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.


                           (iv) After the end of each performance period, the Committee shall determine the amount, if any, of the Performance-Based Award payable to each Covered Employee. Settlement of such Performance-Based Awards shall be in cash, Common Stock, or other property, as determined in the sole discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance-Based Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance-Based Award.

                  (i) All determinations by the Committee as to the establishment of performance goals, the amount of any potential individual Performance-Based Awards, and the achievement of performance goals relating to Performance-Based Awards, shall be made in writing in the case of any Benefit intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance-Based Awards. The determination as to whether any performance goal, with respect to any Benefit, has been satisfied shall be made prior to the payment of any compensation relating to a Benefit.

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                  (j) It is the intent of the Company that Performance-Based
Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Section 162(m) of the Code. Accordingly, the terms of this
Section 8, including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance-Based Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         9. FOREIGN LAWS. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

         10. ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

                  (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and/or the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options and Stock Appreciation Rights intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or

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nonrecurring events affecting the Company or the financial statements of the
Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of
Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

                  (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Benefits that have not vested or become exercisable at the time of such Change in Control shall immediately vest and become exercisable and all performance targets relating to such Benefits shall be deemed to have been satisfied as of the time of such Change in Control. For purposes of this Section 10(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                           (i) Any "person" (as such term is used Section 13(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

                           (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

                           (iii) The Company's stockholders shall approve a sale of all or substantially all of the assets of the Company; or

                           (iv) The Company's stockholders shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 10(b)(i) or (ii) above, and such transaction shall have been consummated.

                  For purposes of this Section 10(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

                  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Benefit outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive an amount equal


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to the excess of the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right (as the case may be); such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Benefit granted within six (6) months before the occurrence of a Change in Control if the holder of such Benefit is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under
Section 16(b) of the Exchange Act is otherwise available to such holder.

         11. NONTRANSFERABILITY. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. Notwithstanding the foregoing, the Committee may permit the transferability of a Benefit, other than an Incentive Stock Option, by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit."

        12. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the termination of any Benefit and the forfeiture of any gain realized in respect of a Benefit upon the occurrence of certain activity by the participant that is harmful to the Company, for the acceleration of exercisability or vesting of Benefits or the payment of the value of Benefits in the event that the control of the Company changes (including, without limitation, a Change in Control), or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment (including, without limitation, any restrictions on the ability of the participant to engage in activities that are competitive with the Company) in addition to those specifically provided for under the Plan.

         13. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system, and if the Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock.

         14. WITHHOLDING. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such



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recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

         15. TENURE. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

         16. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         17. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         18. DURATION, AMENDMENT AND TERMINATION. The Plan shall continue indefinitely until terminated by the Board of Directors of the Company or the Committee. The Board of Directors or the Committee may amend the Plan from time to time or suspend or terminate the Plan at any time.

         19. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the internal laws of the State of Delaware, without giving effect to its choice-of-law provisions.

         20. EFFECTIVE DATE. The Plan shall be effective as of April 1, 1999, the date on which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

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